Exhibit 3.41

The Commonwealth of Massachusetts

MICHAEL J. CONNOLLY
Secretary of State
ONE ASHBURTON PLACE, BOSTON, MASS. 02108

FEDERAL IDENTIFICATION
NO.  04-2507498

RESTATED ARTICLES OF ORGANIZATION
General Laws, Chapter 156B, Section 74

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

We, Donald L. Corey and Elliott S. Topkins, President and Assistant Clerk of

RECYCLING INDUSTRIES, INC.

located at 385 Quincy Avenue, Braintree, Massachusetts 02184 do hereby certify that the following restatement of the articles of organization of the corporation was duty adopted at a meeting held on August 26, 1980, by vote of

375 shares of Common out of 375 shares outstanding,

being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby:

1.                                      The name by which the corporation shall be known is:

RECYCLING INDUSTRIES, INC.

2.                                      The purposes for which the corporation is formed are as follows:

To engage in the business of operating sanitary landfills and further to engage in the businesses of hauling and transporting material of all kinds and of collecting and disposing of rubbish and waste of all kinds and description.

To purchase or otherwise acquire, invest in, own mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade in and deal in and with real estate and personal property of every kind, class and description (including, without limitation, goods, wares and merchandise of every kind, class and description), to manufacture goods, wares and merchandise of every kind, class and description and to render services of every kind, class and description; both on its own account and for others.

Continued on Page 2A

3.                                      The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

CLASS OF	WITHOUT PAR VALUE	WITH PAR VALUE
STOCK	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE

Preferred:	None	None	None

Common:		1,000	$1.00

4.                                      If more than one class is authorized, a description of each of the difference classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

None

5.                                      The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

None

6.                                      Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

Meetings of the stockholders of the Corporation may be held anywhere in the United States.

The Corporation may be a partner in any business enterprise which the Corporation would have power to conduct by itself.

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RESTATED ARTICLES OF ORGANIZATION

RECYCLING INDUSTRIES, INC.

PURPOSES, Cont.

Page 2A

To subscribe for, take, acquire, hold, sell, exchange and deal in shares, stocks. bonds, obligations and securities of any government, authority or company; to form, promote, subsidize and assist companies, syndicates or partnerships of all kinds and to finance and refinance the same; and to guaranty the obligations of other persons, firms or corporations.

To carry on any other business and to do any other thing permitted by all present and future laws of the Commonwealth of Massachusetts applicable to business corporations.

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We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles:

Article 3, Article 6

Briefly describe amendments in space below:

Article 3.                                                Change in the total number of shares and the par value of each class of stock which the corporation is authorized to issue from 7,300 shares of Common Stock without par value to 1,000 shares of Common Stock with $1.00 par value.

Article 6.                                                Insertion of other lawful provision.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 26th day of August in the year 1980.

/s/ Donald L. Corey	President

/s/ Elliott S. Topkins	Assistant Clerk

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THE COMMONWEALTH OF MASSACHUSETTS

RESTATED ARTICLES OF ORGANIZATION
(General Laws, Chapter 156B, Section 74)

I hereby approve the within restated articles of organization and the filing fee in the amount of $                 having been paid, said articles are deemed to have been filed with me this                      day of                 , 19

MICHAEL JOSEPH CONNOLLY
Secretary of State

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT

TO:                           Mintz, Levin, Cohn, Glovsky and Popeo

One Center Plaza
Boston, Massachusetts 02108
(617) 742-5800
Attention: Jeffrey M. Weison, Esquire

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The Commonwealth of Massachusetts
Secretary of the Commonwealth
One Ashburton Place
Boston, Mass. 02108

FEDERAL IDENTIFICATION

NO.  04-2507498

ARTICLES OF AMENDMENT
General Laws, Chapter 156B, Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 158B, Section 114. Make check payable to the Commonwealth of Massachusetts.

We, Robert Fletcher, President and Amy C. MacF. Burbott, Assistant Clerk of

Recycling Industries, Inc.

located at 385 Quincy Avenue, Braintree, Massachusetts 02184 do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on August 9, 1983 , by vote of

375 shares of Common out of 375 shares outstanding,

being at least a majority of each class outstanding and entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby:

‘For amendments adopted pursuant to Chapter 156B, Section 70.

‘For amendments adopted pursuant to Chapter 156B, Section 71.

NOTE: Amendments for which the space provided above is not sufficient should be set out on continuation sheets to be numbered 2a, 2b, etc.  Continuation sheets shall be on 81/2” wide x 11” high paper and must have a left-hand margin 1 inch wide for binding.  Only one side should be used.

CONSENT TO USE OF NAME

SCA Services, Inc., a corporation organized under the laws of the State of Delaware, hereby consents to the change of name from Recycling Industries, Inc. to SCA Chemical Services (MA) Inc. in the State of Massachusetts.

IN WITNESS WHEREOF, the said SCA Services, Inc. has caused this consent to be executed by its                            president and attested under its corporate seal by its                                      secretary, this                                day of                            19

SCA Services, Inc.

	By	/s/ Henry E. Russell
President

Attest:

/s/ Vice President
Vice President

(SEAL)

Article 1 of the Articles of Organization of the Corporation be and hereby is amended to read as follows:

“1.                                The name by which the Corporation shall be known is:

SCA CHEMICAL SERVICES (MA) INC.”

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names as of the 4th day of August, 1983.

/s/ Robert Fletcher	President

/s/ Amy C. MacF. Burbott	Assistant Clerk

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)

I hereby approve the within restated articles of organization and the filing fee in the amount of $75.00 having been paid, said articles are deemed to have been filed with me this 26th day of August, 1983.

MICHAEL JOSEPH CONNOLLY
Secretary of the Commonwealth
One Ashburton Plce
Boston, Mass.

% CT Corporation System
2 Oliver Street
Boston, Ma. 02109

The Commonwealth of Massachusetts
OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL JOSEPH CONNOLLY, SECRETARY
ONE ASHBURTON PLACE, BOSTON, MASS. 02108

FEDERAL IDENTIFICATION
NO.  04-2507498

ARTICLES OF AMENDMENT
General Laws, Chapter 156B, Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 158B, Section 114. Make check payable to the Commonwealth of Massachusetts.

We, Alan S. McKim, President and C. Michael Malm, Clerk of

SCA CHEMICAL SERVICES (MA) INC.

located at 385 Quincy Avenue, Braintree, Massachusetts 02184 do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on June 3, 1985, by vote of

375 shares of Common out of 375 shares outstanding,

being at least a majority of each class outstanding and entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby:

‘For amendments adopted pursuant to Chapter 156B, Section 70.

‘For amendments adopted pursuant to Chapter 156B, Section 71.

NOTE: Amendments for which the space provided above is not sufficient should be set out on continuation sheets to be numbered 2a, 2b, etc.  Continuation sheets shall be on 81/2” wide x 11” high paper and must have a left-hand margin 1 inch wide for binding.  Only one side should be used.

CleanHarbors Inc.
OIL POLLUTION CONTROL/TANK FARM MAINTENANCE

Secretary of State
Corporation Department
One Ashburton Place
Boston, MA

CONSENT TO USE OF NAME

Clean Harbors Inc., a corporation organized under the laws of the Commonwealth of Massachusetts, hereby consents to the change of name SCA Chemical Services (MA) Inc., to Clean Harbors of Braintree, Inc.

CLEAN HARBORS, INC.

By:	/s/ Alan S. McKim, President
Alan. S. McKim, President

Article 1 of the Articles of Organization of the Corporation be and hereby is amended to read as follows:

“1.                                The name by which the Corporation shall be known is:

CLEAN HARBORS OF BRAINTREE, INC.”

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names as of the 3rd day of June, 1985.

/s/ Alan S. McKim	President

/s/ C. Michael Malm	Clerk

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)

I hereby approve the within restated articles of organization and the filing fee in the amount of $75.00 having been paid, said articles are deemed to have been filed with me this 24th day of June, 1985.

MICHAEL JOSEPH CONNOLLY
Secretary of State

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF AMENDMENT TO BE SENT

TO:                           C. Michael Malm

Davis, Malm & D’Agostine

One Boston Place

Boston, MA 02108

Telephone:                                   (617) 367-2500

CLEAN HARBORS OF BRAINTREE, INC.
f/k/a SCA CHEMICAL SERVICES (MA) INC.

BY-LAWS

ARTICLE I

Name

The name of the corporation is its name as specified in its Articles of Organization.

ARTICLE II

Offices

Except as from time to time otherwise provided by the Board of Directors, the principal office of the corporation shall be at Kingston, Massachusetts, and other offices or places of business may be located within or without the Commonwealth as the Board of Directors may deem such necessary or convenient for the carrying on of the business of the corporation.

ARTICLE III

Fiscal Year

Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall end on the 28th day of February in each year.

ARTICLE IV

Stockholders

Section 1.                                           Annual Meeting. The annual meeting of the Stockholders of the corporation shall be held on the second Tuesday of March in each year, or, if such date shall be a legal holiday where the meeting is to be held, on the next succeeding full business day, at such time and place, as shall be stated in the notice of the meeting, and as the Directors, the President or Clerk shall determine. The purposes for which the annual meetings are to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-laws, may be specified by the Directors or the President. If no annual meeting is held, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

Section 2.                                           Special Meeting. Special meetings of Stockholders may be called by the President or by a majority of the Directors, and shall be called by the Clerk or, in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more Stockholders who hold at least one-tenth part in interests of the capital stock entitled to vote at the meeting.

Section 3. Place of Meetings. All meetings of Stockholders shall be held at the principal office of the corporation unless a different place is fixed by the Directors or the President and stated in the notice of the meeting.

Section 4. Notice of Meetings. Notice of all meetings of Stockholders, whether annual or special, shall be given in writing to each Stockholder entitled to vote at such meeting and to each Stockholder who, by law, by the Articles of Organization or by these By-Laws is entitled to such notice, by the President or by the Clerk, or in case of their refusal, by the person or persons entitled to call meetings under the provisions of these By-Laws, which notice shall state the purpose for which the meeting is called, and the place, day and hour of the meeting.

Such notice shall be given at least seven days before the meeting to such Stockholder by leaving such notice with him at his residence or usual place of business, or by mailing it postage prepaid and addressed to such Stockholder at his address as it appears on the records of the corporation. The non-receipt of any notice by any Stockholder shall not invalidate any vote passed or any proceedings taken at any meeting.

A written waiver of notice executed before or after the meeting by any Stockholder, or by his authorized attorney and filed with the records of the meeting shall be equivalent to due notice to such Stockholder.

Section 5. Ouorum. The holder or holders of a majority in interest of all stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to such matter, but a lesser interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section- 6. Voting and Proxies. Except as otherwise provided with respect to different classes or series of stock, Stockholders entitled to vote shall have one vote for each share of stock owned by them and a proportionate vote for a fractional share. Stockholders may vote in person or by proxy. No proxy dated more than six months before the meeting named therein shall be valid and no proxy shall be valid after the final adjournment of such meeting. Except as otherwise limited therein, proxies shall entitle the holders thereof to vote at any adjournment of such meeting. Such proxies shall be filed with the Clerk of the meeting before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

Section 7. Action at Meeting. When a quorum is present, the holder or holders of a majority of the stock present or represented and entitled to vote on a matter, except where a larger vote is required by law or by these By-Laws, or by the Articles of Organization, shall decide any matter to be voted on by the Stockholders. Any election by Stockholders shall be determined by a plurality of the votes cast by the Stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a Stockholder present or represented at the meeting and entitled to vote in such election. The corporation shall not directly or indirectly vote any share of its stock.

Section 8. Action without Meeting. Any action to be taken by Stockholders may be taken without a meeting if all Stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of Stockholders. Such consent shall be treated for all purposes as an affirmative vote at a meeting.

Section 9. Fixing Record Date; Closing Transfer Books. The Directors may fix in advance a time which, unless a shorter period is provided in the Articles of Organization or these By-Laws, shall not be more than sixty days before the date of any meeting of Stockholders or the date for the payment of any dividend or the making of any distribution to Stockholders or the last day on which the consent or dissent of Stockholders may be effectively expressed for any purpose, as the record date for determining the Stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case, only Stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date, the Directors may for any of such purposes close the transfer books, for any or all of such period.

Section 10. Persons Entitled to be Present. The only persons entitled to attend a meeting of Stockholders shall be those entitled to notice of such meeting and those entitled to vote at the meeting in person or as a proxy holder, and any other person may be admitted only on the invitation of the President or Chairman of the meeting or by a vote of a majority of the Stockholders present at such meeting.

ARTICLE V

Directors

Section 1. Powers. The business of the corporation shall be managed by and the property of the corporation shall be controlled by a Board of Directors who may exercise all the powers of the corporation, except as otherwise provided by law, by the Articles of Organization or by these By-Laws.

Section 2. Election. A Board of Directors shall be elected by the Stockholders at the annual meeting, or special meeting of the Stockholders in lieu thereof. No Director need be a Stockholder.

The Board of Directors shall be not less than three nor more than nine in number; except that whenever there shall be only two Stockholders, the number of Directors shall be not less than two and whenever there shall be only one Stockholder, the number of Directors shall be not less than one.

Section 3. Vacancies. Any vacancy in the Board of Directors, however occurring, may be filled by the Directors, except as otherwise provided in Sections 4 and 6 of this Article V. Successor Directors so elected shall hold office for the unexpired term subject to the provisions of these By-Laws.

Section 4. Enlargement or Reduction of the Board. The Board of Directors may be enlarged during any year to not more than the maximum number specified in Section 2 of this Article V by vote of the Stockholders. In the event of such an increase, the Stockholders may elect, or authorize the Directors to elect, new Directors to complete the number so fixed.

The Board of Directors may be decreased during any year to not fewer than the minimum number specified in Section 2 of this Article V by vote of the Stockholders. In the event of such a decrease, the Stockholders may remove Directors to reduce the number of Directors to the number so fixed.

Section 5. Tenure. Except as otherwise provided by law, by the Articles of Organization, or by these By-Laws, Directors shall hold office until the next annual meeting of Stockholders, or special meeting in lieu of said annual meeting, and thereafter until their successors are elected and qualified. Any Director may resign by delivering his written resignation to the corporation at its principal office or to the President or Clerk. Such- resignation shall become effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 6. Meetings. Regular meetings of the Board of Directors may be held without notice if the time and place of such meetings are fixed in advance by the Board of Directors. A regular meeting of the Board of Directors may be held without call or formal notice immediately after, and at the same place as, the annual meeting of the Stockholders, or the special meeting of the Stockholders held in lieu of such annual meeting. Special meetings of the Board of Directors may be held at such times and places as may be specified in the notice therefor. The President or the Clerk may call or order meetings; and the Clerk, if requested by two or more Directors, shall call such meetings.

Section 8. Notice of Meetings. Notice of the time and place of any meeting of the Board of Directors, except regular meetings as specified in the preceding Section or those held upon adjournment of Stockholders’ meetings as above provided, shall be served upon or telephoned to each Director at least twenty-four hours, or mailed or telegraphed to each Director at his home or office address as shown on the records of the corporation, at least forty-eight hours prior to the time of such meeting. A written waiver of notice, executed before or after any meeting by a Director and filed with the records of the meeting shall be equivalent to due notice to such Director. The presence of any Director at a meeting of the Board of Directors, without protesting prior to such meeting or at its commencement the lack of notice to him, shall be the equivalent of due and sufficient notice to him. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of such meeting.

Section 9. Quorum. A majority of the Directors in office shall constitute a quorum. Less than a quorum may adjourn a meeting of the Board of Directors from time to time without notice until a quorum shall attend.

Section 10. Action of Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present, unless a different vote is specified by law, by the Articles of Organization, or by these By-Laws, shall be sufficient to decide a matter.

Section 11. Action by Consent. Any action by the Directors may be taken without a meeting of the Board of Directors if a written consent thereto is signed by all the Directors and filed with the records of such meeting. Such consent shall be treated for all, purposes as an affirmative vote at a meeting.

Section 12. Telephone Conference Meetings. Members of the Board of Directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.

ARTICLE VI

Officers

Section 1. Enumeration. The officers of the corporation shall consist of a President, Treasurer, Clerk and such other officers, including one or more Vice Presidents, Assistant Treasurers, Assistant Clerks, Chairman of the Board of Directors, and Secretary, as the Directors may determine.

Section 2. Election. The Treasurer and Clerk shall be elected annually by the Stockholders at their annual meeting or special meeting in lieu thereof. The President shall be elected annually by the Directors at the first meeting of the Board of Directors following the annual meeting of the Stockholders or special meeting in lieu thereof; and other officers may from time to time be chosen by the Directors.

Section 3. Qualification. No officer or Director need be a Stockholder. Any two or more offices may be held by the same person, so far as permitted by law. The Clerk shall be a resident of Massachusetts, unless the corporation shall have appointed a resident agent as permitted by law. Any officer chosen by the Directors may be required by them to give bond for the faithful, performance of his duties to the corporation in such amount and with such sureties as the Directors may determine.

Section 4. Tenure. Except as otherwise provided by law, the Articles of Organization and these By-Laws, the Treasurer and Clerk shall hold office until the next annual meeting of Stockholders or special meeting in lieu thereof and until their respective successors are chosen and qualified, and the President shall hold office until the first meeting of the Board of Directors following such Stockholders’ meeting and until his successor is chosen and qualified.

Section 5. Resignation and Removal. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or Clerk, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

The Directors may remove any officer chosen by them without cause by a vote of a majority of the Directors then in office. Officers elected by the Stockholders may be removed from office without cause by a vote of the holders of a majority of the shares entitled to vote in the election of such officers. No officer shall be removed in any other manner. Vacancies so created may be filled by the Directors, except vacancies in the office of the Treasurer or Clerk shall be filled by the Stockholders. Successors so elected shall hold office for the unexpired term subject to the provisions of these By-Laws.

Section 6. Delegation of Duties. In case of the death, absence or inability to act of any officer of the corporation, the Board of Directors may delegate all or any part of the powers of such officer to any other officer or to any Director.

Section 7. President and Vice President. The President shall be the chief executive officer of the corporation and shall, subject to the direction of the Directors, have general supervision and control of its business. Unless otherwise provided by the Directors or these By-Laws he shall preside, when present, at all meetings of Stockholders and of the Board of Directors. The President need not be a Director.

Any Vice President shall have such powers and duties as may be assigned to him from time to time by the Board of Directors.

Section 8. Treasurer. Subject to the direction and supervision of the Directors, the Treasurer shall have general charge of the financial affairs of the corporation, and shall have the care and custody of all funds, securities and valuable documents of the corporation, except as the Directors may otherwise provide. He shall keep or cause to be kept accurate books of account which shall at all times remain the property of the corporation. He shall perform all acts incident to the office of Treasurer and shall perform such additional duties as the Directors or the President may designate.

Section 9. Clerk and Secretary. The Clerk shall keep a record of all proceedings of the Stockholders and, if no Secretary is appointed, of the Board of Directors. In the absence of the Clerk from any meeting of Stockholders or of the Board of Directors, a Temporary Clerk designated by the person presiding at the meeting shall perform the duties of the Clerk.

Section 10. Chairman of the Board of Directors. The Chairman of the Board of Directors, if any, shall be appointed from among the Directors. He shall preside at all meetings of the Board of Directors at which he shall be present, and if a Stockholder, at all meetings of the Stockholders at which he shall be present. He shall have such other powers and perform such other duties as may be designated from time to time by the Board of Directors.

Section 11. Other Powers and Duties. Each officer shall, subject to these By-Laws, have, in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as the Directors may from time to time designate.

ARTICLE VII

Capital Stock

Section 1. Amount and Classes of Stock.  The amount of capital stock, the class and the par value of the shares shall be as fixed in the Articles of Organization. The stock shall conform to the description and terms and have the voting powers, restrictions and qualifications set forth in the Articles of Organization.

Except as otherwise provided by law, the Articles of Organization and these By-laws, the Board of Directors may issue the authorized capital stock of the corporation for such lawful consideration and upon such terms and conditions as they shall deem to be in the best interest of the corporation.

Section 2. Certificates of Stock. Each Stockholder shall be entitled to a certificate of the capital stock of the corporation, stating the number and class and the designation of the series, if any, of the shares held by him, in such form as may be .prescribed by the Directors. The certificate shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, and shall be sealed with the corporation’s seal. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar other than a Director, officer or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of issue.

Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, these By-Laws or any agreement to which the corporation is a party, shall have such restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge.

Section 3. Transfers. Subject to the restrictions on transfer, if any, shares of stock may be transferred on the books of the corporation by the surrender to the Clerk or transfer agent, if any, of the corporation, of the certificate therefor, properly endorsed by the appropriate person, or accompanied by a written assignment or power of attorney properly executed, and with such reasonable assurance that the endorsements or assignments or powers, one or more, are genuine and effective as the corporation may require. The corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any partial or equitable interest therein or any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

It shall be the duty of each Stockholder to notify the corporation of his post office address.

Section 4. Replacement of Certificates. Subject to law and to these By-Laws, the Directors may determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, mutilated or destroyed. They may, in their discretion, require the owner of a lost, mutilated or destroyed certificate, or his legal representative, to give a bond, sufficient in their opinion, with or without surety, to indemnify the corporation against any loss or claim which may arise by reason of the issuance of a certificate in place of such lost, mutilated or destroyed stock certificate.

ARTICLE VIII

Miscellaneous Provisions

Section-1. Seal. The seal of the corporation shall, subject to alteration by the Directors, bear its name, the word “Massachusetts” and year of its incorporation.

Section 2. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the President or the Treasurer, except as the Directors may generally or in particular cases otherwise determine.

Section 3. Voting of Securities. Except as the Directors may otherwise designate, the President or Treasurer may waive notice of, and appoint any person or persons including themselves or either of them, to act as proxy or attorney in fact for this corporation, with or without power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

Section 4. Corporate Records. The original, or attested copies of the Articles of Organization, By-Laws and records of all meetings of the Incorporators and Stockholders, and the stock and transfer records, which shall contain the names of all Stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, the office of the Secretary, its resident agent or office of its transfer agent. Said copies and records need not all be kept in the same office.

Section 5. Articles of Organization. References in these By-Laws to the Articles of Organization shall refer to the Articles of Organization of the corporation as amended and in effect from time to time. All provisions of these By-Laws for the regulation and management of the affairs of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization.

Section 6. Amendments. These By-laws may at any time be altered, amended or repealed by vote of the holders of a majority of the shares issued, outstanding and entitled to vote at any meeting duly called for such purpose, provided that notice of the substance of the proposed amendment is stated in the notice of such meeting and that no change in the date fixed for the annual meeting shall be made within sixty days before the date stated in Article IV hereof.